Exhibit 10.17

SETTLEMENT AGREEMENT

This Settlement Agreement and Mutual Release (the "Agreement") is entered into as of April 14, 2026 (the "Effective Date"), by and among:

Chris Barnard and Sine McEvenue, solely in their capacity as the Shareholder Representatives for the former shareholders of Telmetrics Inc. (collectively, the "Shareholder Representatives" or "Plaintiffs"), Chris Barnard (in his personal capacity), Sine McEvenue (in his personal capacity), Andrew Osmak, and Richard Zurawski, on the one hand, and Marchex, Inc., a Delaware corporation ("Marchex" or "Defendant") and Telmetrics Corp., on the other hand. Plaintiffs and Defendant may be referred to individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, on November 5, 2018, Marchex acquired Telmetrics Inc. pursuant to a Share Purchase Agreement (the "SPA");

WHEREAS, Plaintiffs, in their capacity as Shareholder Representatives of the former shareholders of Telmetrics, commenced an action on October 21, 2022, against Marchex captioned Chris Barnard and Sine McEvenue v. Marchex, Inc., C.A. No. 1:22-cv-01382-RGA, in the United States District Court for the District of Delaware (the "Delaware Action"), asserting claims relating to alleged breaches of the SPA and Escrow Agreement;

WHEREAS, Marchex previously commenced a separate action in Canada on December 22, 2021, captioned Te/metrics Corp. and Marchex, Inc. v. Andrew Osmak, Christopher Barnard, Sine McEvenue and Richard Zurawski, No. CV-21-00674206-000, in the Superior Court of Justice, Ontario, Canada (the "Canadian Action");

WHEREAS, the Parties now desire to fully and finally resolve all claims and disputes between them, including those asserted in the Delaware Action and the Canadian Action.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the

receipt and sufficiency of which are hereby acknowledged, the parties, by their execution hereof, intend to be legally bound and agree as follows:

1.
Incorporation of Recitals. The Recitals set forth above are incorporated into this Agreement by reference as if set forth in the text thereof.

2.
Settlement Payment

In full and final settlement of all claims between the Parties, Marchex agrees to pay Plaintiffs a total settlement amount of Two Million Dollars U.S. dollars ($2,000,000.00) (the

"Settlement Amount"). The Settlement Amount shall be paid as follows:

(a)
Initial Payment

Marchex shall pay USD $1,000,000.00 on or before May 14, 2026, USD $250,000 of which shall be paid from the Escrow Deposit (as defined in the Escrow Agreement) ("Initial Payment"). To the extent that there is any interest in the escrow account, the interest shall be paid to the Shareholder Representatives, and the remaining cash paid by Marchex for the initial payment shall be reciprocally reduced. To be clear, the Initial Payment totals USD $1,000,000. Simultaneous to the execution of the Agreement, the Shareholder Representatives (as defined in the Escrow Agreement) and Marchex shall execute the Joint Instructions substantially in the form attached as Exhibit A. No later than three business days after the Effective Date and the execution of the Joint Instructions, Marchex shall deliver the Joint Instructions to the Escrow Agent (as defined in the Escrow Agreement) via e-mail and overnight delivery service with copy to Plaintiffs' counsel.

Payments shall be made by wire transfer. Wire instructions to be communicated by Plaintiffs' counsel to Marchex's Delaware counsel via email.

(b)
Second Payment

Marchex shall pay USD $500,000 on or before November 16, 2026.

(c)
Third Payment

Marchex shall pay USD $500,000 on or before May 17, 2027.

3.
DISMISSAL OF ACTIONS

Within 7 days after receipt of the Initial Payment:

a.
Plaintiffs shall file the stipulation of dismissal with prejudice in the Delaware Action substantially in the form attached as Exhibit B; and,

b.
Marchex and Telmetrics shall, through their Canadian Counsel, file a motion seeking to dismiss the Canadian Action on a without-costs basis, and Chris Barnard, Sine McEvenue, Andrew Osmak, and Richard Zurawski hereby expressly authorize Canadian Counsel for Marchex and Telmetrics to sign the Consent attached as Exhibit Con behalf of their Canadian Counsel. A copy of the form of order is also attached as Exhibit D. Canadian Counsel for Marchex and Telmetrics will file the Dismissal Order attached as Exhibit C.

Each Party shall bear its own attorneys' fees and costs except as otherwise provided herein.

4.
Mutual Releases. Except as set forth in this Agreement, Plaintiffs, Chris Barnard and Sine McEvenue, in their personal capacity and capacity as Shareholder Representatives for the former shareholders of Telmetrics Inc., Andrew Osmak, and Richard Zurawski, on the one

hand, and Defendant Marchex, Inc. and Telmetrics Corp., on the other hand, hereby mutually release and forever discharge one another from any and all past or current complaints, causes of action, suits, liabilities, debts, damages, controversies, and claims of any nature whatsoever, including but not limited to counterclaims, cross-claims, third-party claims, rights, defenses, and setoffs, whether known or unknown and whether arising in law or equity, which they may have against one another, including but not limited to any claims arising out of or relating to the Share Purchase Agreement, the Escrow Agreement, the transactions described therein, the Delaware Action,, and the Canadian Action or any matters that could have been raised in the Delaware Action or the Canadian Action.

The releases provided for above shall not become effective until Plaintiffs receive the Initial Payment. Until such time, all parties' claims, defenses, or otherwise in the Delaware Action and in the Canadian Action shall remain preserved.

Notwithstanding the foregoing, the releases above shall not extend to the action styled as Andrew Osmak v. Te/metrics Corp. and Marchex, Inc., CV-20-00640994-0000 in the Ontario Superior Court of Justice ("Osmak Canadian Litigation"). All parties' claims, defenses, or otherwise in the Osmak Canadian Litigation shall remain preserved.

5.
Representations.

a.
Each party warrants and represents that it and its representative, respectively, is duly authorized to enter into and execute this Agreement on behalf of such party.

b.
No Bankruptcy Contemplated. Marchex represents and warrants that it is solvent and is not currently contemplating, preparing for, or the subject of any bankruptcy, insolvency, receivership, assignment for the benefit of creditors, or similar proceeding under any federal or state law. Marchex further represents that it has no present intention of filing or causing to be filed any such proceeding, and that the execution and performance of this Agreement will not render it insolvent.

6.
Binding Effect; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective past, present, and future parents, subsidiaries, affiliates, officers, directors, employees, agents, representatives, insurers, successors, assigns, heirs, executors, administrators, and any other persons or entities acting on their behalf or claiming through them. The releases and obligations set forth in this Agreement shall apply equally to and be enforceable by such persons and entities to the fullest extent permitted by law.

7.
Severability. If any portions of this Agreement are held invalid and unenforceable, all remaining portions shall nevertheless remain valid and enforceable, to the extent they can be given effect without the invalid portions.

8.
No Waiver. Any waiver by a party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9.
Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all parties hereto.

10.
Counsel. This Agreement is a compromise and settlement of disputed claims and the product of arms-length negotiations. Each party acknowledges and represents that it has been represented by counsel of its own choice throughout the arm's-length negotiations that preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement. Each party further acknowledges and represents that it has reviewed this Agreement with its counsel and that each party understands the terms of this Agreement.

11.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding, agreements or representations by or between the parties, whether written or oral, to the extent they relate in any way to the subject matter hereof.

12.
Construction. The parties expressly agree that the language of this Agreement shall be construed, in all cases, according to its fair meaning and shall not be construed against any of the parties as drafter of this Agreement.

13.
Governing Law, Jurisdiction, Venue. This Agreement and any dispute arising out of or relating to it or the terms and obligations contained herein or the parties' dealings with each other shall be governed by and enforced in accordance with the laws of the State of Delaware. Any judicial proceeding brought with respect to this Agreement shall be brought exclusively in the United States District Court, District of Delaware. In the event that federal jurisdiction is unavailable or the jurisdictional requirements of the United States District Court for the District of Delaware are not satisfied, any such action shall instead be brought exclusively in the Superior Court of the State of Delaware for New Castle County. By execution and delivery of this Agreement, each Party accepts, generally and unconditionally, the exclusive jurisdiction of the aforesaid court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Party waives any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

14.
Attorneys' Fees. In the event that any action, motion, or proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs, and expenses incurred in connection with such enforcement or interpretation, in addition to any other relief to which such party may be entitled.

15.
Notices. All notices required or desired to be sent in connection with this Agreement shall be deemed given if delivered by certified mail (return receipt requested) and by first class mail (postage prepaid) to the following addresses (with a copy by email in all cases). Notices shall also be deemed given upon actual receipt by the intended recipient. Either Party may change its notice address by providing written notice to the other Party in accordance with this prov1s10n:

To Plaintiffs:

Christopher Barnard 57 Roxborough St W Toronto, ON M5R 1T9

With a copy to:

Garibian Law Offices, P.C. Brandywine Plaza East

1523 Concord Pike, Suite 400

Wilmington DE, 19803

Attention: Antranig Garibian, Esq. To Defendant:

Marchex, Inc.

520 Pike Street, Suite 200

Seattle, WA 98101

Attention: Francis J. Feeney, Chief Operating Officer and CLO With a copy to:

McCollom D'Emilio Smith Uebler LLC 2751 Centerville Road, Suite 401

Wilmington, DE 19808 Attention: Adam Waskie, Esq.

It is each party's own responsibility to keep all informed/updated in writing of any changes in the notice information above.

16.
Counterparts; Telecopied Signatures. This Agreement may be signed in separate counterparts and the counterparts, together, shall form a single original agreement as if it had been signed by each of the parties at one time. This Agreement will become effective when, and only when, each party delivers a counterpart hereof to the other parties but thereupon shall be deemed effective as of the date hereof. In the event that any signature is delivered by "pdf' format data file, such signature shall create a valid and binding obligation of the party so executing (or on whose behalf such signature is executed) with the same force and effect as if such "pdf' signature page were the original thereof.

17.
No Admission of Liability. Each of Plaintiffs, Defendant, Andrew Osmak, Richard Zurawski, and Telmetrics, Corp. expressly denies and disclaims any and all allegations of wrongdoing and liability made by any other Party or its attorneys. The Parties enter into this Agreement as a settlement and compromise of disputed claims. It is expressly understood and agreed that neither execution of this Agreement, nor the tender or receipt of any payment, nor the performance of any obligations recited herein is intended or shall be understood as an acknowledgement of responsibility, admission of liability, or other expressions reflecting upon the merits of any dispute or claim among Plaintiffs, Defendant, Andrew Osmak, Richard Zurawski, and Telmetrics, Corp.; and any such responsibility or liability is expressly denied. Nothing in this Agreement shall be admissible into evidence in any proceeding, except to the extent arising from a breach of its terms and/or conditions.

.

IN WITNESS WHEREOF, the parties below have executed this Agreement as of the date written above.

MARCHEX, INC.

By: /s/ FRANCIS J. FEENEY Name: Francis J. Feeney

Title: COO/CLO Date: 4/14/2026

TELMETRICS CORP.

By: /s/ FRANCIS J. FEENEY Name: Francis J. Feeney

Title: Secretary Date: 4/14/2026

By: /s/ CHRISTOPHER BARNARD

Print Name: Christopher Barnard, in his personal capacity and capacity as Shareholder Representative

Date: 4/14/2026

By: /s/ SINE MCEVENUE

Print Name: Sine McEvenue, in his personal capacity and capacity as Shareholder Representative

Date: 4/14/2026

By: /s/ ANDREW OSMAK

Print Name: Andrew Osmak

Date: 4/14/2026

By: /s/ RICHARD ZURAWSKI

Print Name: Richard Zurawski

Date: 4/14/2026

Exhibit "A"

JOINT INSTRUCTION

VIA OVERNIGHT COURIER

U.S. Bank National Association 1420 5th Avenue

Seattle, WA 98101 Attention: Scott Kjar Phone: (206) 344-4686

April _, 2026

Re: Marchex Inc. and Telmetrics Inc. Share Purchase Agreement dated as of November 5, 2018-Escrow Agreement dated November 5, 2018

Dear Scott:

We refer to an escrow agreement dated November 5, 2018 (the "Escrow Agreement"), by and among Marchex, Inc. ("Marchex"), Marchex CA Corporation ("Marchex CA," together with Marchex, "Buyer"), Andrew Osmak, Chris Barnard, Sine McEvenue (Osmak, Barnard, and McEvenue collectively, "Shareholder Representatives") (Shareholder Representatives together with Marchex, the "Parties") and U.S Bank National Association ("Escrow Agent"). Capitalized terms in this letter that are not otherwise defined shall have their meanings sets forth in the Escrow Agreement.

Pursuant to Section 3.9 of the Escrow Agreement, the Parties jointly instruct Escrow Agent to release from the Escrow Deposit, $250,000 plus any interest accrued, to the Shareholder Representatives as instructed below.

Amount: $250,000 plus any interest accrued to Shareholder Representatives Beneficiary:

City:

Country:

US Instructions:

Bank Name:

Bank Address:

ABANumber:

Credit A/C Name:

Credit A/C #:

Credit A/C Address:

IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE

CHRIS BARNARD and SINC

MCEVENUE, in their capacity as the Shareholder Representatives for the former shareholders of Telmetrics Inc.,

Plaintiffs,

V.

MARCHEX, INC.,

Defendant.C.A. No. 1:22-cv-01382-RGA

STIPULATION OF DISMISSAL

Pursuant to Federal Rule of Civil Procedure 41(a)(l)(A)(ii), the parties stipulate to dismiss any and all claims and defenses with prejudice. Each party will bear his or its own costs, expenses, and attorneys' fees.

GARIBIAN LAW OFFICES, P.C.

Isl Antranig Garibian Antranig Garibian (#4962) Brandywine Plaza East

1523 Concord Pike, Suite 400

Wilmington, DE 19803

(302) 722-6885

ag@garibianlaw.com

Attorney for Plaintiffs

MCCOLLOM D'EMILIO SMITH UEBLERLLC

Isl Adam J Waskie Thomas A. Uebler (#5074) Adam J. Waskie (#6217) Sarah P. Kaboly (#6673)

2751 Centerville Road, Suite 401

Wilmington, DE 19808

(302) 468-5960

tuebler@mdsulaw.com awaskie@mdsulaw.com skaboly@mdsulaw.com

Attorneys for Defendant

April _ , 2026

Court File No.:CV-21-00674206-0000

ONTARIO

SUPERIOR COURT OF JUSTICE

BETWEEN:

TELMETRICS CORP. and MARCHEX, INC.

Plaintiffs

- and -

ANDREW OSMAK, CHRISTOPHER BARNARD, SINC MCEVENUE and RICHARD ZURAWSKI

Defendants

CONSENT

THE PARTIES, by their respective lawyers, hereby consent to an Order dismissing the action without costs and certify that the Order being consented to does not affect the rights of any person under disability.

DATED AT TORONTO, ONTARIO this ..... day of , 2026

DLA PIPER (CANADA) LLP

Barristers & Solicitors Bay Adelaide West Tower Suite 5100 333 Bay Street Toronto ON M5H 2R2

Michael S. Richards (LSO# 44929D) Tel: 416-786-4995

Email: Michael.Richards@ca.dlapiper.com'

Stephen F. Gleave (LSO# 306681) Tel: 416-862-3394

Email: stephen.gleave@dlapiper.com

Lawyers for the Plaintiffs, Telmetrics Corp. and Marchex, Inc.

DATED AT TORONTO, ONTARIO this ..... day of , 2026

PRW Law Professional Corporation 65 Queen Street West, Suite 615 Toronto, ON M5H 2M5

Philip R. White (LSO#53893O) Tel: 647-794-8050

Email: pwhite@prwlaw.ca

Lawyers for the Defendant, Andrew Osmak

DATED AT TORONTO, ONTARIO this day of March, 2026

OSLER, HOSKIN & HARCOURT LLP

100 King Street West

1 First Canadian Place Suite 6200, P.O. Box 50 Toronto, ON M5X 1B8

Lauren Tomasich (LSO# 55400E) Tel: 416-862-6434

Email: ltomasich@osler.com

Simon Cameron (LSO# 74482U) Tel: 416-862-6430

Email: scameron@osler.com

Lawyers for the Defendants, Christopher Barnard, Sine McEvenue and Richard Zurawski

Court File No. CV-21+00674206-0000

ONTARIO

SUPERIOR COURT OF JUSTICE

REGISTRAR )

)

)

................, THE ......... DAY OF , 2026

BETWEEN:

TELMETRICS CORP. and MARCHEX, INC.

Plaintiffs

- and -

ANDREW OSMAK, CHRISTOPHER BARNARD, SINC MCEVENUE and RICHARD ZURAWSKI

Defendants

ORDER

THIS MOTION, made by the Defendant for dismissal without costs, was read this day at the court house, 330 University Avenue, Toronto ON MSG 1R8.

ON READING the Consent of the parties filed,

1. THIS COURT ORDERS that the action is hereby dismissed without costs.

Court File No.: CV-21-00674206-0000

TELMETRICS CORP. and MARCHEX, INC. -and- ANDREW OSMAK et al.

Plaintiffs Defendants

ONTARIO SUPERIOR COURT OF JUSTICE
Proceeding commenced at TORONTO
ORDER
DLA PIPER (CANADA) LLP Barristers & Solicitors Bay Adelaide West Tower Suite 5100 333 Bay Street Toronto ON M5H 2R2
Michael S. Richards (LSO# 44929D) Tel: 416-786-4995 Email: Michael.Richards@ca.dlapiper.com
Stephen F. Gleave (LSO# 306681) Tel: 416-862-3394 E-mail: stephen.gleave@dlapiper.com
Lawyers for the Plaintiffs, Telmetrics Corp. and Marchex, Inc.

Court File No.: CV-21-00674206-0000

TELMETRICS CORP. and MARCHEX, INC. -and- ANDREW OSMAK et al.

Plaintiffs Defendants

ONTARIO SUPERIOR COURT OF JUSTICE
Proceeding commenced at TORONTO
CONSENT
DLA PIPER (CANADA) LLP Barristers & Solicitors Bay Adelaide West Tower Suite 5100 333 Bay Street Toronto ON M5H 2R2
Stephen F. Gleave Tel: 416-862-3394 LSO No.: 306681 E-mail: stephen.gleave@dlapiper.com
Michael S. Richards (LSO# 44929D) Tel: 416-786-4995 Email: Michael.Richards@ca.dlapiper.com
Lawyers for the Plaintiffs, Telmetrics Corp. and Marchex, Inc.

Court File No. CV-21-00674206-0000

ONTARIO

SUPERIOR COURT OF JUSTICE

REGISTRAR )

)

)

................, THE ......... DAY OF , 2026

BETWEEN:

TELMETRICS CORP. and MARCHEX, INC.

Plaintiffs

- and -

ANDREW OSMAK, CHRISTOPHER BARNARD, SINC MCEVENUE and RICHARD ZURAWSKI

Defendants

ORDER

THIS MOTION, made by the Defendant for dismissal without costs, was read this day at the court house, 330 University Avenue, Toronto ON MSG 1R8.

ON READING the Consent of the parties filed,

1. THIS COURT ORDERS that the action is hereby dismissed without costs.

Court File No.: CV-21-00674206-0000

TELMETRICS CORP. and MARCHEX, INC. -and- ANDREW OSMAK et al.

Plaintiffs Defendants

ONTARIO SUPERIOR COURT OF JUSTICE
Proceeding commenced at TORONTO
ORDER
DLA PIPER (CANADA) LLP Barristers & Solicitors Bay Adelaide West Tower Suite 5100 333 Bay Street Toronto ON M5H 2R2
Michael S. Richards (LSO# 44929D) Tel: 416-786-4995 Email: Michael.Richards@ca.dlapiper.com
Stephen F. Gleave(LSO# 306681) Tel: 416-862-3394 LSONo.: E-mail: stephen.gleave@dlapiper.com
Lawyers for the Plaintiffs, Telmetrics Corp. and Marchex, Inc.